Exhibit 4.1
EXECUTION VERSION
          AMENDMENT No. 3, dated as of June 18, 2009 (this “Amendment”), to the Credit Agreement, dated as of November 17, 2006 (as amended on February 16, 2007 and further amended on March 2, 2009, the “Credit Agreement”), among HCA Inc. (the “Company” or the “Parent Borrower”), HCA UK Capital Limited (the “European Subsidiary Borrower” and, collectively with the Parent Borrower, the “Borrowers”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners, Deutsche Bank Securities Inc. and Wachovia Capital Markets LLC, as Joint Bookrunners, and Merrill Lynch Capital Corporation, as Documentation Agent. Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement.
          WHEREAS, Section 14.1 of the Credit Agreement permits the Required Lenders or, with the consent of the Required Lenders, the Administrative Agent and/or the Collateral Agent, as applicable, to enter into amendments, supplements or other modifications to the Credit Agreement and the other Credit Documents with the relevant Credit Parties;
          WHEREAS, the Credit Parties desire to amend the Credit Agreement and the other Credit Documents on the terms set forth herein;
          NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
          Section 1 Amendments.
          (a) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:
          “Amendment No. 3” shall mean Amendment No. 3 to this Agreement, dated as of June 18, 2009.
          “Existing Class” shall have the meaning set forth in Section 2.14(f)
          “Extended Repayment Date” shall have the meaning provided in Section 2.5(d).
          “Extended Term Loan Repayment Amount” shall have the meaning provided in Section 2.5(d).
          “Extended Term Loans” shall have the meaning set forth in Section 2.14(f).

          “Extending Lender” shall have the meaning set forth in Section 2.14(f).
          “Extension Amendment” shall have the meaning set forth in Section 2.14(f).
          “Extension Election” shall have the meaning set forth in Section 2.14(f).
          “Extension Request” shall have the meaning set forth in Section 2.14(f).
          “Extension Series” shall mean all Extended Term Loans that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees and amortization schedule.
          “Refinancing Term Loans” shall mean any New Term Loans designated as “Refinancing Term Loans” in the applicable Joinder Agreement.
          “Replacement Revolving Credit Commitments” shall have the meaning set forth in Section 2.14(b)(ii).
          “Replacement Revolving Credit Loan” shall have the meaning set forth in Section 2.14(b)(ii).
          “Replacement Revolving Credit Series” shall have the meaning set forth in Section 2.14(b)(ii).
          “Section 2.14(e) Additional Amendment” shall have the meaning set forth in Section 2.14(e).
          “Section 2.14(f) Additional Amendment” shall have the meaning set forth in Section 2.14(f)(iii).
          (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Class” contained therein and replacing it with the following:
          “Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Revolving Credit Loans, New Revolving Loans, Tranche A-1 Term Loans, Tranche B-1 Term Loans, European-1 Tranche Term Loans, New Term Loans (of the same Series), Extended Term Loans (of the same Extension Series), Replacement Revolving Credit Loans (made pursuant to the same Replacement Revolving Credit Series of Replacement Revolving Credit Commitments) or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, a Replacement Revolving Credit Commitment (of the same Replacement Revolving Credit Series), Tranche A-1 Term Loan Commitment, Tranche B-1 Term Loan Commitment, European-1 Tranche Term Loan Commitment or a New Term Loan Commitment.

          (c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Debt Incurrence Prepayment Event” contained therein and replacing it with the following:
          “Debt Incurrence Prepayment Event” shall mean any issuance or incurrence by the Parent Borrower or any of the Restricted Subsidiaries of (x) any Indebtedness (excluding any Indebtedness permitted to be issued or incurred under Section 10.1 other than Section 10.1(o) or Section 10.1(y)(i)) or (y) any Refinancing Term Loans.
          (d) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “European Credit Facility” contained therein and replacing it with the following:
          “European Credit Facility” shall mean the Credit Facility consisting of the European-1 Tranche Term Loan Commitments, the European-1 Tranche Term Loans and any Extended Term Loans in respect of European-1 Tranche Term Loans.
          (e) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “European Obligations” contained therein and replacing it with the following:
          “European Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise, in each case with respect to any European-1 Tranche Term Loan or any Extended Term Loans in respect of European-1 Tranche Term Loans or under any Secured Cash Management Agreement or Secured Hedge Agreement, and in each case, entered into with the European Subsidiary Borrower or any other European Subsidiary, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
          (f) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Repayment Amount” contained therein and replacing it with the following:
          “Repayment Amount” shall mean the Tranche A-1 Repayment Amount, the Tranche B-1 Repayment Amount, the European-1 Tranche Repayment Amount, a New Term Loan Repayment Amount with respect to any Series or an Extended Term Loan Repayment Amount with respect to any Extension Series, as applicable.
          (g) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Term Loans” contained therein and replacing it with the following:
          “Term Loans” shall mean the Tranche A-1 Term Loans, the Tranche B-1 Term Loans, the European-1 Tranche Term Loans, any New Term Loans and any Extended Term Loans, collectively.

          (h) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “U.S. Credit Facilities” contained therein and replacing it with the following:
          “U.S. Credit Facilities” shall mean the Tranche A-1 Term Loan Facility, the Tranche B-1 Term Loan Facility, the New Term Loans (of each Series) and the Extended Term Loans (of each Extension Series) (to the extent made to the Parent Borrower) and the Revolving Credit Facility.
          (i) Section 2.5(d) of the Credit Agreement is hereby amended by adding a new sentence at the end of such clause as follows:
     In the event that any Extended Term Loans are established, such Extended Term Loans shall, subject to Section 2.14(f), be repaid by the applicable Borrower in the amounts (each such amount with respect to any Extended Repayment Date, an “Extended Term Loan Repayment Amount”) and on the dates (each an “Extended Repayment Date”) set forth in the applicable Extension Amendment.
          (j) Section 2.14(a) of the Credit Agreement is hereby amended by (i) adding the words “or replacement classes of” immediately after the words “increases in” in the first clause (y) in such Section and (ii) adding the phrase “(which amount for purposes of this limitation shall be calculated exclusive of (A) the amount any New Term Loan Commitments in respect of Refinancing Term Loans and (B) the amount of any Replacement Revolving Credit Commitments that were not established in reliance on subclause (a)(y) of the proviso to Section 2.14(b)(ii))” after the first occurrence of the phrase “aggregate amount” therein.
          (k) Section 2.14(b) of the Credit Agreement is hereby amended by (i) adding “(i)” prior to the first word thereof, (ii) inserting the phrase “(other than Replacement Revolving Credit Commitments)” immediately after the first occurrence of the word “Commitments” in such Section and adding new subclauses (ii) and (iii) at the end of Section 2.14(b) as follows:
     “(ii) At the option of the Parent Borrower and the New Lenders providing such New Revolving Credit Commitments, any New Revolving Credit Commitments may be in the form of one or more separate classes of revolving credit commitments (the “Replacement Revolving Credit Commitments”) which shall constitute a separate Class of Commitments from the Revolving Credit Commitments (each such separate Class of Replacement Revolving Credit Commitments, a “Replacement Revolving Credit Series” and each Loan thereunder, a “Replacement Revolving Credit Loan”) shall constitute a separate Class of Loans from the Revolving Credit Loans (it being understood that Replacement Revolving Credit Commitments of a single Replacement Revolving Credit Series may be established on more than one date); provided that:
     (a) the aggregate principal amount of Replacement Revolving Credit Commitments in effect at any time, when aggregated with the aggregate principal amount of Revolving Credit Commitments at such time, shall not exceed the sum of (x) (A) $2,000,000,000 plus (B) the amount of Replacement Revolving Credit Commitments previously established prior to such date pursuant to the following subclause (y) plus (y) solely to the extent the applicable Joinder Agreement pro-

vides that the Replacement Revolving Credit Commitments are being made in reliance on this subclause (y), the remainder if positive of (A) $1,500,000,000 minus (B) the Excess Amount on the date such Replacement Revolving Credit Commitments are established minus (C) the aggregate amount of New Term Loan Commitments (excluding New Term Loan Commitments for Refinancing Term Loans) established on or prior to such date minus (D) the aggregate amount of Replacement Revolving Credit Commitments previously established in reliance on this subclause (y);
     (b) there shall be no more than three Classes, in the aggregate, of Revolving Credit Commitments and Replacement Revolving Credit Commitments outstanding at any time;
     (c) the terms of such Replacement Revolving Credit Commitments, except for the tenor of the Replacement Revolving Credit Commitments (which shall have a scheduled expiration date no earlier than the Revolving Credit Maturity Date), the size of any swingline loan and/or letter of credit subfacilities under such Replacement Revolving Credit Commitments and the applicable interest rates and Fees payable with respect to such Replacement Revolving Credit Commitments (which shall be as specified in the applicable Joinder Agreement), shall be substantially identical to the terms of the Revolving Credit Commitments or Replacement Revolving Credit Commitments being replaced thereby (unless otherwise consented to by the Administrative Agent); and
     (d) in connection with the establishment of any Replacement Revolving Credit Commitments that will include swingline loan and/or letter of credit subfacilities, any amendment to this Agreement pursuant to Section 2.14(e) may include provisions relating to swingline loans and/or letters of credit, as applicable, issued thereunder, which issuances shall be on terms substantially identical (except for the overall size of such subfacilities, which shall be specified in the applicable Joinder Agreement) to the terms relating to Swingline Loans and Letters of Credit with respect to the Revolving Credit Commitments or otherwise reasonably acceptable to the Administrative Agent and any applicable swingline lender or letter of credit issuer thereunder.
     (iii) On any Increased Amount Date on which Replacement Revolving Credit Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) the Revolving Credit Loans or Replacement Revolving Credit Loans, as applicable, of any existing Revolving Credit Lender who is providing a new Replacement Revolving Credit Commitment on such date and whose existing Revolving Credit Commitment or Replacement Revolving Credit Commitment, as applicable, is being reduced on such date pursuant to clause (a) of the first proviso to Section 4.2 (or the corresponding provision in any Joinder Agreement with respect to Replacement Revolving Credit Commitments) in connection therewith shall be converted into Replacement Revolving Credit Loans under such Lender’s new Replacement Revolving Credit Commitment being provided on such date in the same ratio as (x) the amount of such Lender’s new Replacement Revolving Credit Commitment bears to (y) the aggregate amount of such

Lenders existing Revolving Credit Commitment or Replacement Revolving Credit Commitment of such Class prior to any reduction of such Lender’s Revolving Credit Commitment or Replacement Revolving Credit Commitment pursuant to clause (a) of the first proviso to Section 4.2 (or the corresponding provision in any Joinder Agreement with respect to Replacement Revolving Credit Commitments) in connection therewith and (b) each of the New Revolving Loan Lenders with Replacement Revolving Credit Commitments of the applicable Class shall purchase from each of the other Lenders with Replacement Revolving Credit Commitments of such Class, at the principal amount thereof and in the applicable currencies, such interests in the Replacement Revolving Credit Loans under such Class of Replacement Revolving Credit Commitments so converted or outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Replacement Revolving Credit Loans of such Class will be held by New Revolving Loan Lenders with such Class of Replacement Revolving Credit Commitments ratably in accordance with their respective Replacement Revolving Credit Commitments of such Class.”
          (l) Subclauses (i) and (ii) of the proviso to Section 2.14(d) of the Credit Agreement are hereby restated in their entirety as follows:
“(i) the applicable New Term Loan Maturity Date of each Series shall be no earlier than the Tranche B-1 Term Loan Maturity Date and the mandatory prepayment and other payment rights of the New Term Loans and the existing Tranche B-1 Term Loans (other than with respect to any Debt Incurrence Prepayment Event and any scheduled amortization) shall be identical, (ii) the rate of interest and the amortization schedule applicable to the New Term Loans of each Series, and the rights thereof (if any) to participate in any Debt Incurrence Prepayment Event, shall be determined by the Parent Borrower and the applicable new Lenders and set forth in the applicable Joinder Agreement; provided, that (x) the weighted average life to maturity of all New Term Loans shall be no shorter than the weighted average life to maturity of the Tranche B-1 Term Loans, (y) in no event shall any Series of New Term Loans be entitled to participate in any Debt Incurrence Prepayment Event on a basis that would require a greater proportionate repayment thereof from any such Debt Incurrence Prepayment Event than that applicable to the Tranche A-1 Term Loans, Tranche B-1 Term Loans or European-1 Tranche Term Loans (for so long as any of such Classes of Term Loans are outstanding) or that would result in the proportionate repayment thereof from any such Debt Incurrence Prepayment Event, when added to the proportionate repayments required with respect to all other Classes of Term Loans then outstanding, exceeding the amount of Net Cash Proceeds from such Debt Incurrence Prepayment Event and (z) notwithstanding anything to the contrary in this Section 2.14 or otherwise, no Refinancing Term Loans of any Series shall be prepaid from any Debt Incurrence Prepayment Event until all outstanding Tranche A-1 Term Loans, Tranche B-1 Term Loans and European-1 Tranche Term Loans have been repaid”.
          (m) Section 2.14(d) of the Credit Agreement is hereby amended by replacing the word “and” before “(iii)” with “,” and inserting the following at the end of clause (iii):
“and (iv) the Joinder Agreement for any New Term Loans may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agree-

ment in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of the applicable Joinder Agreement”.
          (n) Section 2.14(e) of the Credit Agreement is hereby amended by adding a new sentence at the end of such clause as follows:
     “In addition to any terms and provisions in any Joinder Agreement, and any changes or amendments to this Agreement or any other Credit Document provided for therein, in each case, that are required or contemplated by the foregoing provisions of this Section 2.14, notwithstanding anything to the contrary in this Section 2.14 and without limiting the generality or applicability of the provisions of Section 14.1 to any Section 2.14(e) Additional Amendments, any Joinder Agreement may provide for additional terms and/or additional amendments to this Agreement and the other Credit Documents (any such amendment a “Section 2.14(e) Additional Amendment”); provided that such Section 2.14(e) Additional Amendments do not become effective prior to the time that such Section 2.14(e) Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans and New Revolving Credit Commitments provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term Loans provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.14(e) Additional Amendments to become effective at such time in accordance with Section 14.1. It is understood and agreed that, each Lender that has consented to Amendment No. 3 hereby has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.14(e) and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.14(e) Additional Amendment.”
     (o) A new Section 2.14(f) of the Credit Agreement is hereby added as follows:
“(f) (i) The Borrowers may at any time and from time to time request that all or a portion of the Term Loans of any Class (an “Existing Class”) be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of such Term Loans (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14(f). In order to establish any Extended Term Loans, the Borrowers shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders of the applicable Existing Class) (an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established which shall be identical to the Term Loans of the Existing Class from which they are to be converted except (x) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization of principal of the Term Loans of such Existing Class (with any such delay resulting in a corresponding adjustment to the scheduled amortization payments reflected in Section 2.5 or in the Joinder Agreement, as the case may be, with respect to the Existing Class of Term Loans from which such Extended Term Loans were converted, in each case as more particularly set forth in paragraph (iii) of this Section 2.14(f) below), (y) (A) the interest margins with respect to the Extended Term Loans may be higher than the interest margins for the Term Loans of such Existing Class and/or (B) additional fees may be payable to the Lenders providing such Extended Term Loans in addition to or in lieu of any increased margins contemplated by the preceding clause (A), in each case, to the extent provided in the applicable Extension Amendment and (z) the mandatory prepayment rights of the Extended Term Loans and such Existing Class with respect to any Debt Incurrence Prepayment Event may be different so long as the proportion (if any) of the proceeds thereof to which such Extended Term Loans are entitled is no greater than the proportion of such proceeds to which the Existing Class is entitled for so long as such Existing Class is outstanding and such prepayment rights would not result in the proportionate repayment thereof from any such Debt Incurrence Prepayment Event, when added to the proportionate repayments required with respect to all other Classes of Term Loans then outstanding, exceeding the amount of Net Cash Proceeds from such Debt Incurrence Prepayment Event); provided, that, notwithstanding anything to the contrary in this Section 2.14 or otherwise, (A) no Extended Term Loans of any Series shall be prepaid from any Debt Incurrence Prepayment Event until all outstanding Tranche A-1 Term Loans, Tranche B-1 Term Loans and European-1 Tranche Term Loans have been repaid and (B) no Extended Term Loans may be optionally prepaid prior to the date on which the Existing Class of Term Loans from which they were converted are repaid in full except in accordance with the last sentence of Section 5.1(a). No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Class converted into Extended Term Loans pursuant to any Extension Request. Any Extended Term Loans of any Extension Series shall constitute a separate Class of Term Loans from the Existing Class of Term Loans from which they were converted.
     (ii) The Borrowers shall provide the applicable Extension Request at least ten (10) Business Days prior to the date on which Lenders under the Existing Class are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Term Loans of the Existing Class subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans of the Existing Class which it has elected to convert into Extended Term Loans. In the event that the aggregate amount of Term Loans of the Existing Class subject to Extension Elections exceeds the amount of Extended Term Loans requested pursuant to the Extension Request, Term Loans subject to Extension Elections shall be converted to Extended Term Loans on a pro rata basis based on the amount of Term Loans included in each such Extension Election.
     (iii) Extended Term Loans shall be established pursuant to an amendment (an “Extension Amendment”) to this Credit Agreement (which, except to the extent expressly contemplated by the penultimate sentence of this Section 2.14(f)(iii) and notwithstanding anything to the contrary set forth in Section 14.1, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Term Loans established thereby) executed by the Loan Parties, the Administrative Agent and the Extending Lenders. In addition to any terms and changes required or permitted by Section 2.14(f)(i), each Extension Amendment (x) shall amend the scheduled amortization payments pursuant to Section 2.5 or the applicable Joinder Agreement with respect to the Existing Class of Term Loans from which the Extended Term Loans were converted to reduce each scheduled Repayment Amount for the Existing Class in the same proportion as the amount of Term Loans of the Existing Class is to be reduced pursuant to such Extension Amendment (it being understood that the amount of any Repayment Amount payable with respect to any individual Term Loan of such Existing Class that is not an Extended Term Loan shall not be reduced as a result thereof), (y) may, but shall not be required to, impose additional requirements (not inconsistent with the provisions of this Agreement in effect at such time) with respect to the final maturity and weighted average life to maturity of New Term Loans incurred following the date of such Extension Amendment and (z) in the case of any Extension Amendment with respect to Extended Term Loans of the European Borrower, provide such Extended Term Loans with the benefits of the European Guarantee and European Security Documents on the same basis as the European-1 Tranche Term Loans. Notwithstanding anything to the contrary in this Section 2.14(f) and without limiting the generality or applicability of Section 14.1 to any Section 2.14(f) Additional Amendments, any Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.14(f) Additional Amendment”) to this Agreement and the other Credit Documents; provided that such Section 2.14(f) Additional Amendments do not become effective prior to the time that such Section 2.14(f) Additional Amendments have been consented to (including, without limitation, pursuant to (1) consents applicable to holders of New Term Loans and New Revolving Credit Commitments provided for in any Joinder Agreement and (2) consents applicable to holders of any Extended Term Loans provided for in any Extension Amendment) by such of the Lenders, Credit Parties and other parties (if any) as may be required in order for such Section 2.14(f) Additional Amendments to become effective in accordance with Section 14.1. It is understood and agreed that, each Lender that has consented to Amendment No. 3 hereby has consented, and shall at the effective time thereof be deemed to consent to each amendment to this Agreement and the other Credit Documents authorized by this Section 2.14(f) and the arrangements described above in connection therewith except that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.14(f) Additional Amendment. In connection with any Extension Amendment, the Parent Borrower shall deliver an opinion of counsel reasonably acceptable to the Administrative Agent (i) as to the enforceability of such Extension Amendment, the Credit Agreement as amended thereby, and such of the other Credit Documents (if any) as may be amended thereby (in the case of such other Credit Documents as contemplated by the immediately preceding sentence) and (ii) to the effect that such Extension Amendment, including without limitation, the Extended Term Loans provided for therein, does not conflict with or violate the terms and provisions of Section 14.1 of the Credit Agreement.”
          (p) Clause (a) of the first proviso in Section 4.2 of the Credit Agreement is hereby deleted and replaced in its entirety as follows:
“(a) any such reduction shall apply to proportionately and permanently reduce the Revolving Credit Commitment of each of the Lenders except that, notwithstanding the foregoing, in connection with the establishment on any date of any Replacement

Revolving Credit Commitments pursuant to Section 2.14(b)(ii), the Revolving Credit Commitments of any one or more Lenders providing any such Replacement Revolving Credit Commitments on such date may be reduced in whole or in part on such date (provided that (x) after giving effect to any such reduction and to the repayment of any Revolving Credit Loans made on such date, the Revolving Credit Exposure of any such Lender does not exceed the Revolving Credit Commitment thereof (such Revolving Credit Exposure and Revolving Credit Commitment being determined in each case, for the avoidance of doubt, exclusive of such Lender’s Replacement Revolving Credit Commitment and any exposure in respect thereof) and (y) for the avoidance of doubt, any such repayment of Revolving Credit Loans contemplated by the preceding clause shall be made in compliance with the requirements of Section 5.3(a) with respect to the ratable allocation of payments hereunder, with such allocation being determined after giving effect to any conversion pursuant to Section 2.14(b)(iii) of any Revolving Credit Loans into Replacement Revolving Credit Loans in connection with the establishment of such Replacement Revolving Credit Commitments) prior to any reduction being made to the Revolving Credit Commitment of any other Lender”.
          (q) Clause (b) of the penultimate sentence of Section 5.1(a) is deleted and replaced with the following:
     “(b) applied to reduce Tranche A-1 Repayment Amounts, Tranche B-1 Repayment Amounts, European-1 Tranche Repayment Amounts and, subject to the limitations provided in Section 2.14, any New Term Loan Repayment Amounts and/or Extended Term Loan Repayment Amounts, as the case may be, in such order as the Parent Borrower may specify.”
     (r) A new sentence is added at the end of Section 5.1(a) is added as follows:
     “Notwithstanding the foregoing, (x) the Parent Borrower may not prepay Replacement Revolving Credit Loans that have been converted from Revolving Credit Loans pursuant to Section 2.14(b)(iii)(a) until the date on which all Revolving Credit Loans that were outstanding on the date of such conversion have been prepaid or repaid and (y) the Borrowers may not prepay Extended Term Loans of any Extension Series unless such prepayment is accompanied by a pro rata prepayment of Term Loans of the Existing Class from which such Extended Term Loans were converted (or such Term Loans of the Existing Class have otherwise been repaid in full).”
          (s) Section 5.2(c) of the Credit Agreement is hereby amended by adding the following new sentence at the end of such clause:
“Notwithstanding anything to contrary set forth above, the New Term Loans of any Series and Extended Term Loans shall participate in prepayments pursuant to Section 5.2(a) to the extent (if any) and in the manner set forth in the applicable Joinder Agreement or Extension Amendment (which shall not conflict with any applicable requirements of Section 2.14(d), (e) and (f)).”

          (t) Section 10.1(a) of the Credit Agreement is hereby amended by inserting the following phrase immediately after the words “Section 2.14 of this Agreement”:
“(other than (x) Refinancing Term Loans and (y) Replacement Revolving Credit Commitments except to the extent such Replacement Revolving Credit Commitments were established in reliance on subclause (a)(y) of the proviso to Section 2.14(b)(ii))”.
          Section 2 Representations and Warranties, No Default. Each Borrower represents and warrants to the Lenders as of the date hereof and as of the date of effectiveness of this Amendment:
     (a) The execution and delivery of this Amendment by the Borrowers has been duly authorized.
     (b) The execution, delivery and performance by each of the Borrowers of this Amendment, will not (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreements) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.
     (c) The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.
     (d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
          Section 3 Conditions to Effectiveness of Amendment. This Amendment will become effective upon:
          (a) receipt by the Administrative Agent of executed signature pages to this Amendment from the Required Lenders and each Credit Party party to the Credit Agreement;
          (b) receipt by the Administrative Agent from the Parent Borrower of a fee for the account of each Lender (other than any Defaulting Lender) that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 12:00 p.m., noon, New York City time on June 16, 2009 (the “Consent Deadline”) equal to 0.05% of the sum of (x)

the Dollar Equivalent of the Term Loans, if any, of such Lender at the Consent Deadline and (y) the Revolving Credit Commitment, if any, of such Lender at the Consent Deadline; and
          (c) payment by the Company of the reasonable costs and expenses of the Administrative Agent in connection with this Amendment (including the reasonable fees, disbursements and other charges of Cahill Gordon & Reindel LLP as counsel to the Agents).
          Section 4 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.
          Section 5 Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          Section 6 Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.
          Section 7 Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the other Secured Parties under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of either such agreement or any other Credit Document. Each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms its obligations under the Credit Documents to which it is party and the validity of the Liens granted by it pursuant to the Security Documents. From and after the effective date of this Amendment, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HCA INC.
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President, Finance & Treasurer

HCA UK CAPITAL LIMITED
By:	/s/ Michael Neeb
	Name:	Michael Neeb
	Title:	Director

Each of the U.S. GUARANTORS listed on Schedule II hereto
By:	/s/ John M. Franck II
	Name:	John M. Franck II
	Title:	Vice President and Asst. Secretary

EXECUTED by	)

HCA UK HOLDINGS LIMITED acting by	) )	Director:	/s/ Michael Neeb
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA UK CAPITAL LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA UK SERVICES LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA INTERNATIONAL	)
HOLDINGS LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA UK INVESTMENTS	)
LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
THE HARLEY STREET	)
CANCER CLINIC LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA INTERNATIONAL	)
LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor
EXECUTED by	)
HCA UK LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
ST MARTINS LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
ST MARTINS HEALTHCARE	)
LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by	)
HCA STAFFING LIMITED	)	Director:	/s/ Michael Neeb

acting by	)
	)	Witness:	/s/ George Petrounakos

as a European Guarantor	)		George Petrounakos
Legal Advisor

EXECUTED by LA TOUR FINANCE LIMITED PARTNERSHIP	) )
acting by	)
HCA SWITZERLAND HOLDING SARL, general partner acting by

/s/ R. Milton Johson
R. Milton Johnson
and
/s/ John M. Franck II
John M. Franck II
acting under the authority of the company

Schedule II
to Amendment No. 3

	By its		By the General
	General	By its Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
American Medicorp Development Co.
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.	*
CHCA Conroe, L.P.	*
CHCA Mainland, L.P.	*
CHCA West Houston, L.P.	*
CHCA Woman’s Hospital, L.P.	*
Chippenham & Johnston-Willis Hospitals, Inc.
CMS GP, LLC
Colorado Health Systems, Inc.
Columbia ASC Management, L.P.	*
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, Inc.
Columbia Medical Center of Arlington Subsidiary, L.P.	*
Columbia Medical Center of Denton Subsidiary, L.P.	*
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.	*
Columbia Medical Center of McKinney Subsidiary, L.P.	*
Columbia Medical Center of Plano Subsidiary, L.P.	*
Columbia North Hills Hospital Subsidiary, L.P.	*
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	*
Columbia Polk General Hospital, Inc.
Columbia Rio Grande Healthcare, L.P.	*
Columbia Riverside, Inc.
Columbia Valley Healthcare System, L.P.	*
Columbia/Alleghany Regional Hospital, Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.
Conroe Hospital Corporation
Dallas/Ft. Worth Physician, LLC
Dauterive Hospital Corporation
Dublin Community Hospital, LLC

	By its		By the General
	General	By its Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
Eastern Idaho Health Services, Inc.
Edmond Regional Medical Center, LLC
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.
Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership	*
Frankfort Hospital, Inc.
Galen Property, LLC
General Healthserv, LLC
Good Samaritan Hospital, L.P.	*
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.	*
Greenview Hospital, Inc.
Hamilton Medical Center, Inc.
HCA - IT&S Field Operations, Inc.
HCA - IT&S Inventory Management, Inc.
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA Management Services, L.P.	*
HCA Realty, Inc.
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
Healthtrust MOB, LLC		*
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
HSS Holdco, LLC
HSS Systems VA, LLC
HSS Systems, LLC
HSS Virginia, L.P.	*
HTI Memorial Hospital Corporation
Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP	*
JFK Medical Center Limited Partnership	*
KPH-Consolidation, Inc.
Lakeland Medical Center, LLC
Lakeview Medical Center, LLC
Largo Medical Center, Inc.

	By its		By the General
	General	By its Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Los Robles Regional Medical Center
Management Services Holdings, Inc.
Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.
Midwest Division - ACH, LLC
Midwest Division - LRHC, LLC
Midwest Division - LSH, LLC
Midwest Division - MCI, LLC
Midwest Division - MMC, LLC
Midwest Division - OPRMC, LLC
Midwest Division - PFC, LLC
Midwest Division - RBH, LLC
Midwest Division - RMC, LLC
Midwest Division - RPC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership	*
National Patient Account Services, Inc.
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC
Notami Hospitals of Louisiana, Inc.
Notami Hospitals, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.
Outpatient Cardiovascular Center of Central Florida, LLC
Palms West Hospital Limited Partnership	*
Palmyra Park Hospital, Inc.
Pasadena Bayshore Hospital, Inc.
Plantation General Hospital Limited Partnership	*
Pulaski Community Hospital, Inc.
Redmond Park Hospital, LLC
Redmond Physician Practice Company
Reston Hospital Center, LLC

	By its		By the General
	General	By its Sole	Partner of its
U.S. Guarantor	Partner	Member	Sole Member
Retreat Hospital, LLC
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.	*
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP	*
San Jose Hospital, L.P.	*
San Jose Medical Center, LLC
San Jose, LLC
Sarasota Doctors Hospital, Inc.
SJMC, LLC
Southern Hills Medical Center, LLC
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
St. Mark’s Lone Peak Hospital, Inc.
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Manatee, Inc.
Surgicare of New Port Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC
Tallahassee Medical Center, Inc.
TCMC Madison-Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.	*
Terre Haute Regional Hospital, L.P.	*
Timpanogos Regional Medical Services, Inc.
Trident Medical Center, LLC
Utah Medco, LLC
VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
Wesley Medical Center, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated
Women’s and Children’s Hospital, Inc.

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and a Lender

By:	/s/ /David H. Strickert
Name:	David H. Strickert
Title:	Senior Vice President